EXHIBIT 10.4

March 30, 2020

Via Email (jmlnlnberg@helenoftroy.com)
Julien Mininberg
1 Helen of Troy Plaza
El Paso,Texas 79912

RE: November 7, 2018 Amended and Restated Employment Agreement

Julien:

We write to request a limited waiver to the rights provided to you in Section 4(a) of your November 7, 2018 Amended and Restated Employment Agreement with Helen of Troy Nevada Corporation (the "Agreement"). Pursuant to Section 4(a) of the Agreement , "the Company shalt pay to [you] an annual base salary of no less than $1,000,000 per year (the "Base Salary")." Given the unprecedented impact of the Covid-19 pandemic, the Company is requesting that you accept a thirty-percent reduction to your current Base Salary of $1,000,000 beginning April 1, 2020 and continuing until further notice by the Company, but in no case shall such reduction continue past February 28, 2021. For the duration of the thirty-percent reduction in your Base Salary, with the exception of Section 4(a) of the Agreement and references to "unpaid Base Salary" in Section 6 of the Agreement, all references to Base Salary in the Agreement shall refer to the full Base Salary in effect immediately prior to April 1, 2020. Notwithstandlng anything to the contrary in the Agreement, for the fiscal year ending February 28, 2021 ("FY21") calculations and determination of the Fiscal APB (as defined in the Agreement) for FY21, each reference to Base Salary in Section 4(b) of the Agreement shall refer to the actual base salary earned by you during FY21. Except as set forth above, all of the other terms, provisions and conditions of the Agreement will remain and continue in effect.

If this temporary reduction is acceptable to you, please sign in the space provided below and return to me. This letter may be signed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Please note, by signing this letter, you are waiving any rights to a claim that the Company materially breached the Agreement due to this reduction and any rights to terminate the Agreement on the basis of this reduction.

Sincerely,

/s/ Tessa Judge
Tessa Judge
SVP – General Counsel

/s/ Julien R Mininberg_
Julien R. Mininberg

HelenofTroy.com